Exhibit (c)(2) PROJECT LYNX Special Committee Update June 9, 2023

Market Outreach Overview ⚫ At the Special Committee’s direction, BMO contacted selected third parties for potential interest in acquiring the Lynx business / assets ⚫ Outreach process designed to efficiently determine potential interest from qualified parties in pursuing a competing transaction ⚫ Two groups of counterparties were identified for outreach: (1) strategic parties with potential interest in GPCRs; and (2) parties with ability and potential interest in utilizing Lynx’s Canadian tax losses Preparation◼ 32 parties selected for outreach ⚫ Supporting elements: CDA template and strategy, VDR available, non-confidential materials to share with counterparties, as appropriate ⚫ Initial outreach to 32 selected parties initiated on 25-May-23 Initial Outreach ◼ Outreach included description of the opportunity, including SALP’s public proposal May 25th ⚫ Follow-up calls with responsive parties, as appropriate ⚫ Interim follow-up to all counterparties (that had not already declined) on 1-Jun-23 ⚫ Non-confidential materials sent to responsive parties on 4-Jun-23 ⚫ Final follow-up to all counterparties (that had not already declined) on 6-Jun-23, indicating a deadline of 8-Jun-23 for confirmation of interest in exploring a potential transaction Follow-up Outreach ⚫ Of the 32 parties selected for process outreach: June 1st / 6th ◼ 2 active parties (acknowledged outreach and requested additional time to complete an initial assessment of the opportunity) ◼ 20 explicitly declined ◼ 10 implicitly declined (party did not formally respond by confirming interest in advance of indicated response deadline) 1 PROJECT LYNX

Response Summary Stated Reasons for Declining Opportunity ⚫ Too early stage ⚫ Not within core business / current areas of interest ⚫ Technology is not a good fit ⚫ Not enough conviction in respective mechanism of actions ⚫ Not seeking Canadian tax losses at this time 2 PROJECT LYNX

Overview of Management Forecast ⚫ GPR84 cost and revenue forecast Overview ⚫ No forecast for OXER and GPR40 ⚫ Phase 1 trial: as reflected in three-year management budget Development ⚫ Phase 2 and 3 trials: informed by cost averages of clinical development ⚫ Trial timelines: informed by average of clinical development timelines for selected public companies Costs ⚫ Subject to final precisions from management ⚫ Based on epidemiology and informed by revenue estimates for selected public companies for disease areas and penetration within those indications ◼ Breakdown by therapeutics indications of interest; probability-weighted by likelihood of pursuit Revenue and OpEx ⚫ OpEx: based on three-year management budget for G&A and held flat thereafter; COGS and S&M on a % of revenue basis, informed by market averages ⚫ Subject to final precisions from management ⚫ Probability of Success adjusted (“PoS-adjusted”) based on public studies of success rates for each stage of clinical Probability of trial based on disease area (Phase 1, 2, 3 and NDA/BLA approval) Success ⚫ PoS-adjustments applied to revenue, cost projections, NOLs and taxes, as appropriate ⚫ Public company-related G&A ⚫ Taxes (including impact of NOLs) Company Costs ⚫ Other relevant costs Source: Company management 3 PROJECT LYNX

Disclaimer This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of Liminal BioSciences Inc. (the “Company”) by BMO Capital Markets Corp. (“BMO”) in connection with the Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with BMO in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. BMO expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Special Committee, Board, the Company or BMO takes any responsibility for the use of the materials by persons other than the Special Committee. The materials are provided on a confidential basis solely for the information of the Special Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without BMO’s express prior written consent. Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without BMO’s prior written consent. BMO is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. BMO’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Special Committee or the Board. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to BMO as of, the date of the materials. Although subsequent developments may affect the contents of the materials, BMO has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Special Committee, the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. BMO’s only opinion is the opinion, if any, that is actually delivered to the Special Committee. The materials may not reflect information known to other professionals in other business areas of BMO and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, BMO did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, BMO has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities(contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. BMO has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and BMO expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and BMO does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. BMO has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, BMO has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO that would be material to its analyses, and that the final forms of any draft documents reviewed by BMO will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by BMO or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of BMO’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. BMO provides mergers and acquisitions, restructuring and other advisory and consulting services to clients. BMO’s personnel may make statements or provide advice that is contrary to information contained in the materials. BMO’s or its affiliates’ proprietary interests may conflict with the Company’s interests. BMO may have advised, may seek to advise and may in the future advise one or more participants in the Transaction and/or other companies mentioned in the materials. All values in this document are in US$ unless otherwise specified 4 PROJECT LYNX